Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:                 USI Media Contact:                    Kibble & Prentice Media Contact:

Robert S. Schneider             Maria F. Slippen                          John Williams
USI Holdings Corp.              USI Holdings Corp.                      Scoville Public Relations

914-749-8502                         914-749-8511                               206-625-0025

rschneider@usi.biz                maria.slippen@usi.biz                 jwilliams@scovillepr.com

USI Holdings Corporation Announces Agreement to Acquire Kibble & Prentice Holding Company

BRIARCLIFF MANOR, N.Y., October 18, 2006 – USI Holdings Corporation (NASDAQ: USIH) today announced that it has entered into a definitive agreement to acquire Seattle, WA-based Kibble & Prentice Holding Company (Kibble & Prentice). The closing of the Kibble & Prentice acquisition, which is subject to Hart-Scott-Rodino clearance and other closing conditions, is expected to occur during the fourth quarter of 2006.  Terms of the transaction were not disclosed. Kibble & Prentice is expected to contribute approximately $37 million of revenues to USI on an annual basis.

Founded in 1972, Kibble & Prentice is one of the largest independent insurance brokers in the Pacific Northwest.  The Company has a diversified revenue mix with approximately 44% of revenues derived from property & casualty, 34% of revenues derived from employee benefits and 22% of revenues derived from other financial services. The combination of Kibble & Prentice with USI’s existing Seattle operation will create one of the largest middle market brokers in the Pacific Northwest.

David L. Eslick, Chairman, President and CEO of USI, said, “As USI considers acquisition candidates, we pursue companies with proven track records of client service and industry expertise that will help our organization to further expand our national presence. With the addition of Kibble & Prentice, we will achieve this objective and position ourselves as one of the largest brokers in the Seattle area. I look forward to working with Arnie and the entire Kibble & Prentice team to provide customized risk management, benefits and financial services solutions to all our clients."

Arnie Prentice, Chairman & CEO of Kibble Prentice, added, “For over 34 years, Kibble & Prentice has been committed to helping companies make decisions that create value and manage risk. By joining USI, we will ensure that our clients continue to receive the objective advice and personal attention that they expect, along with the full range of products and services made available through a national brokerage. I look forward to working with the local and national USI management teams to continue to provide our clients the highest quality products and services.”

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", "will" or words of similar meaning and include, but are not limited to, statements about the anticipated closing of the acquisition and the expected future business and financial performance of USI resulting from and following the acquisition. These statements are based on management's current expectations and are inherently subject to uncertainties and changes in circumstances. Detailed information about the factors that could cause actual results to differ materially from those described in the forward-looking statements is contained in USI’s filings with the SEC. All forward-looking statements included in this press release are made only as of the date of this press release, and USI does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which USI hereafter becomes aware.

About USI Holdings Corporation

Founded in 1994, USI is a leading distributor of insurance and financial products and services to businesses throughout the United States.  USI is headquartered in Briarcliff Manor, NY, and operates out of 63 offices in 19 states. Additional information about USI may be found at www.usi.biz.